CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
(After Issuance of Stock)



                      Coretech Industries, Ltd.

                         Name of Corporation


We the undersigned W.E. McKechnie President and W.E. McKechnie,
Secretary of Coretech Industries, Ltd. Corporation do hereby certify:
That the Board of Directors of said corporation at a meeting duly convened, held July 6, 2000 adopted a resolution to amend the original Articles of Incorporation:

Article 1: Corporation name change from Coretech Industries, ltd. to At Home Holdings, Inc.

The number of shares outstanding and entitled to vote an an amendment of the Articles of Incorporation is 2,328,000: that the said change(s) and amendment have been consented to and approved by a majority of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereto.



                            W.E. McKechnie

                              President

                            W.E. McKechnie

                              Secretary


ACKNOWLEDGMENT:
PROVINCE OF ONTARIO
REGIONAL MUNICIPALITY OF WATERLOO

On July 12/00 personally appeared before me, a Notary Public, acknowledged he executed the above instrument on behalf of said
Corporation.


                                 /S/

                            NOTARY PUBLIC